UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2008

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BAXL HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	333-130492	35-2255990
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6 Berkshire Boulevard, Bethel, CT 06801

 (Address of Principal Executive Office) (Zip Code)

(203) 730-1791

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on the Form 8-K filed by BAXL Holdings, Inc. (the “Registrant”) on March 10, 2008, on March 5, 2008, BAXL Technologies, Inc. (the “Subsidiary”), a wholly owned subsidiary of the Registrant, entered into a Securities Purchase Agreement with Edward H. Arnold (the “Holder”), who is a director of the Subsidiary and the Registrant, pursuant to which the Subsidiary may issue 9% Senior Secured Convertible Notes in an aggregate principal amount of up to $4,000,000 to Mr. Arnold or other investors (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, on April 23, 2008 the Subsidiary issued a note to Mr. Arnold in the principal amount of $275,000 (the “Note”).  The Note will mature on October 23, 2008 and provides that all amounts may become immediately due and payable upon the occurrence of an event of default (as defined in the Note). Upon maturity, the principal amount of the Note will either, at the election of the holder, be repaid or convert into shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), at a conversion price that is equal to the lesser of (a) $1.50 and (b) 75% of the price of the shares of Registrant’s Common Stock to be issued at the closing of the Registrant’s next private placement financing, rounded down to the nearest whole share.  The Note constitutes senior indebtedness of the Subsidiary and provides that no other indebtedness of the Subsidiary (subject to customary exceptions) shall be incurred without the consent of the Holder.  The Note bears interest at a per annum rate of 9%, except if the principal amount of the Note is not repaid or converted on the maturity date, in which case interest shall accrue at a per annum rate of 12%.  Additionally, the Holder received a warrant to purchase 27,500 shares (as adjusted from time to time pursuant to the provisions of the Warrant) of Registrant’s Common Stock (the “Warrant”).  The Warrant is exercisable until April 23, 2013 at an exercise price of $1.88 per share.

Neither the Note, the Warrant, nor the shares of the Registrant’s common stock issuable upon conversion of the Note or exercise of the Warrant, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.  The Note and the Warrant, and the shares of the Registrant’s Common Stock issuable upon conversion of the Note or exercise of the Warrant, are being offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the regulations promulgated thereunder.

The foregoing descriptions are qualified in their entirety by reference to the provisions of the Securities Purchase Agreement, form of 9% Senior Secured Convertible Note and form of Common Stock Purchase Warrant attached as Exhibits 4.1, 4.2 and 4.3, respectively, to Registrant’s Form 8-K filed on March 10, 2008 and incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

4.1

Securities Purchase Agreement*

4.2

9% Senior Secured Convertible Note*

4.3

Common Stock Purchase Warrant*

* Incorporated by reference to Form 8-K filed by BAXL Holdings, Inc. on March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXL Holdings, Inc.
(Registrant)

By:	/s/ Gus Bottazzi
Gus Bottazzi

Date:  April 25, 2008